UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT

(Address of principal executive offices)

84120

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to the Rights of Security Holders.

On February 25, 2015, Great Basin Scientific, Inc. (the “Company”) sold 2,724,000 units (“Units”) pursuant to a prospectus dated February 25, 2015 (the “Prospectus”). Each Unit consisted of one share of Series E Convertible Preferred Stock and eight Series C Warrants. Each share of Series E Convertible Preferred Stock is convertible into four shares of common stock of the Company (“Common Stock”) at the option of the holder. The Series C Warrants may be exercised for cash at an exercise price of $2.55 or on a cashless basis pursuant to a formula disclosed in the Prospectus. On June 23, 2015, the Series C Warrants were amended and restated in order to allow certain early exercises.

As of 9:00 AM on September 21, 2015, the Company has 84,731,255 shares of authorized and unissued shares of common stock available for issuance pursuant to the Series C Warrants, which number of authorized and unissued shares of common stock is not sufficient to satisfy all exercises that may occur pursuant to the Series C Warrants (as calculated as of the date hereof). At such time as the Company no longer has sufficient authorized and unissued shares of common stock to settle the exercises of the Series C Warrants (the “Authorized Share Failure”), the Series C Warrants shall not be exercisable into shares of Common Stock unless and until the Company obtains the approval of its stockholders to either a reverse stock split to, and/or an increase in, the Company’s authorized shares of Common Stock (the “Stockholder Approval”).

Pursuant to the terms of the Series C Warrants, the Company is required to seek the Stockholder Approval by no later than the 90th day after the date of such Authorized Share Failure (such 90-day period, the “Grace Period”) and to pay each holder consideration in accordance with the Series C Warrants.

On September 21, 2015, the Company entered into an amendment agreement (the “Warrant Amendment”) with the holders of more than 66.7% of the outstanding Series C Warrants to clarify the mechanical procedures and process with respect to the first Authorized Share Failure and the corresponding Grace Period, which were inadvertently omitted from the initial form of Series C Warrant.

Pursuant to the Amendment Agreement, upon the occurrence of the first Authorized Share Failure, the Company will provide written notice to each holder of Series C Warrants exercising a Series C Warrant on the first date that an Authorized Share Failure has occurred that the initial Grace Period has commenced and, as contemplated by the terms of the Series C Warrants, the Company has 90 days to obtain the Stockholder Approval. During such initial Grace Period, the Company will not be accepting any exercise notices with respect to the Series C Warrants and the holders of the Series C Warrants shall have no right to receive shares of Common Stock or cash payments with respect to exercises of the Series C Warrants during such Grace Period. Warrant exercise notices submitted on the first day in the Grace Period will be settled out of the remaining available and unissued shares of Common Stock, pro rata by the number of Series C Warrants exercised on such date, and any excess portion of an exercise notice on such date shall be automatically reduced to reflect such pro rata allocation.

If the Company does not obtain the Stockholder Approval prior to the end of the initial Grace Period, the Series C Warrants shall again become exercisable into such consideration as described in the form of Series C Warrants. For the avoidance of doubt, the provisions of the Warrant Amendment shall apply solely with respect to the initial Authorized Share Failure and shall not apply to any other Authorized Share Failures.

The Company intends to file an Information Statement pursuant to Regulation 14C under the Securities Exchange Act of 1934, as amended and the Amendment Agreement will become effective in accordance with the timeline described in such Information Statement.

The foregoing summary of the Amendment Agreement does not purport to be complete and is qualified in its entirety by the form of the Warrant Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Amendment Agreement dated September 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 21, 2015	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment Agreement dated September 21, 2015